                                                                  RULE 424(B)(3)
                                                              FILE NO. 333-08479
                                                       REPUBLIC INDUSTRIES, INC.

                        SUPPLEMENT NO. 4 DATED APRIL 21, 1997
                        TO PROSPECTUS DATED DECEMBER 13, 1996

     In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                                    SHARES BENEFICIALLY    SHARES TO BE OFFERED
                                                      OWNED PRIOR TO          FOR THE SELLING
SELLING STOCKHOLDER                                    THE OFFERING        STOCKHOLDER'S ACCOUNT
-------------------                                 -------------------    ---------------------
James H. Alexander................................        112,093                 112,093
William John Gallio...............................         67,394                  67,394